UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐ Definitive Information Statement

VIEWBIX INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

VIEWBIX INC.

11 Derech Menachem Begin Street

Ramat Gan, Israel 5268104

+972 9-774-1505

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS IN LIEU OF A MEETING

Dear Stockholders:

This Notice and the accompanying Information Statement are being furnished on or about                    , 2024, by the Board of Directors (the “Board”) of Viewbix Inc., a Delaware corporation (the “Corporation”), to the holders of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on June 9, 2024 (the “Record Date”), for informational purposes only pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

The purpose of this Information Statement is to inform the Corporation’s stockholders of certain actions taken by the written consent of the holders of a majority of the Corporation’s outstanding voting stock (the “Majority Stockholders”), dated as of June 10, 2024, in lieu of a meeting, and which will be effective twenty (20) calendar days from the date of mailing this Information Statement. The Majority Written Consent of Stockholders in Lieu of a Meeting dated June 10, 2024 (the “Written Consent”) authorizes the granting of discretionary authority to the Board, at any time either before or after the reincorporation of the Corporation from the State of Delaware to the State of Nevada (the “Reincorporation”), and at such time that the Chief Executive Officer of the Corporation determines, to authorize that the certificate of incorporation of the Corporation (if effected prior to the Reincorporation), or the Articles of Incorporation (if effected following the Reincorporation), as applicable, be amended or reflect therein, as applicable (the “Reverse Split Charter Documents”), in order to implement a reverse stock split of the Corporation’s issued and outstanding Common Stock, at a ratio of not less than 1-for-3 and not greater than 1-for-6, without a corresponding decrease to the Corporation’s authorized shares of Common Stock (the “Reverse Split Ratio”) with the exact ratio to be determined by the Board (the “Reverse Stock Split”).

The Board believes it would not be in the best interests of the Corporation and its stockholders to incur the costs of soliciting proxies or consents from additional stockholders in connection with these actions.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The Reverse Stock Split cannot become effective until twenty (20) days after the date this Information Statement is furnished to the Corporation’s stockholders. Therefore, we anticipate that the Reverse Stock Split will occur at any time before or after                   , 2024, subject to the receipt of approval from the Financial Industry Regulatory Authority (“FINRA”). This Notice and the accompanying Information Statement are being furnished only to inform our stockholders of the Reverse Stock Split in accordance with Section 228(e) of the Delaware General Corporation Law (“DGCL”), our Bylaws and Rule 14c-2 of the Exchange Act.

By Order of the Board of Directors,

/s/ Yoram Bauman
Yoram Bauman, Chairman

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

                         , 2024

VIEWBIX INC.

11 Derech Menachem Begin Street, Ramat Gan, Israel 5268104

+972 9-774-1505

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY A MAJORITY OF THE VOTING POWER OF OUR COMMON STOCK.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished on or about                        , 2024, by the Board of Directors (the “Board”) of Viewbix Inc., a Delaware corporation (the “Corporation”), to the holders of common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on June 9, 2024 (the “Record Date”), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

On June 9, 2024, the Board deemed it in our best interests to grant discretionary authority to the Board, at any time either before or after the reincorporation of the Corporation from the State of Delaware to the State of Nevada (the “Reincorporation”) and at such time that the Chief Executive Officer of the Corporation determines, to authorize that the certificate of incorporation of the Corporation (if effected prior to the Reincorporation), or the Articles of Incorporation (if effected following the Reincorporation), as applicable, be amended or reflect therein, as applicable (the “Reverse Split Charter Documents”), in order to implement a reverse stock split of the Corporation’s issued and outstanding Common Stock, at a ratio of not less than 1-for-3 and not greater than 1-for-6, without a corresponding decrease to the Corporation’s authorized shares of Common Stock (the “Reverse Split Ratio”) with the exact ratio to be determined by the Board (the “Reverse Stock Split”).

The Exchange Act requires us to provide you with information regarding the Reverse Stock Split, even though your vote is neither required nor requested to approve the Reverse Stock Split.

The Board unanimously adopted, approved and recommended the approval of the Reverse Stock Split and determined that the Reverse Stock Split is advisable and in the best interests of the Corporation and our stockholders. The Reverse Stock Split has also been approved by the Written Consent of the Majority Stockholders. Such approval is sufficient under the DGCL and our Bylaws and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is provided to you solely for your information and does not require or request you to do anything.

INFORMATION ON MAJORITY STOCKHOLDERS

Under Section 228 of the DCGL and our Bylaws, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted.

Our Common Stock is the only class of outstanding voting stock of the Corporation. As of the Record Date, there were 14,920,585 shares of Common Stock outstanding, with one vote per share, and the Majority Stockholders together owned 11,274,334 shares of the Corporation’s voting shares, representing approximately 75.56% of the voting power of the outstanding shares of capital stock of the Corporation.

All outstanding shares are fully paid and nonassessable. There are no cumulative voting rights. No consideration was paid for the consent. The transfer agent for our Common Stock is Transfer Online, 512 SE Salmon Street, Portland, Oregon 97214.

This Information Statement is first being furnished to the stockholders of the Corporation on or about                      , 2024, and the Reverse Stock Split described below will not be effective until at least twenty (20) days after such date.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Stock Split under the DGCL, our certificate of incorporation, or our Bylaws.

DESCRIPTION OF CAPITAL STOCK

The Corporation is currently authorized to issue 490,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the Record Date, there were 14,920,585 shares of Common Stock outstanding, and no shares of preferred stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our Common Stock as of June 9, 2024, of (i) each of our directors, (ii) each of the named executive officers (iii) all of our directors and executive officers as a group, and (iv) each person or entity known to us who owns more than 5% of our Common Stock.

The percentage of Common Stock beneficially owned is based on 14,920,585 shares of Common Stock outstanding as of June 9, 2024. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person or entity is also deemed to be a beneficial owner of any security of which that person or entity has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Viewbix Inc., 11 Derech Menachem Begin Street, Ramat Gan, Israel 5268104.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership Number of shares(1)		Percent of Class
5% Stockholders
Gix Internet Ltd.	11,535,000	(2)	75.98%
MMCAP International Inc. SPC	1,855,921	(3)	12.23%

Named Executive Officers and Directors
Amihay Hadad	20,000	(4)	*
Shahar Marom	10,000	(5)	*
Yoram Bauman	75,000	(6)	*
Eliyahu Yoresh	30,270	(7)	*
Amitay Weiss	131,111	(8)	*
Liron Carmel	4,387	(9)	*
Alon Dayan	1,786	(10)	*
Directors and officers as a group (7 individuals)	272,554		1.8%

* Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners named in the table have, to our knowledge, direct ownership of and sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

(2)	Based solely on a Schedule 13D/A filed by the reporting stockholder with the SEC on September 19, 2022. The number of shares beneficially owned by Gix Internet Ltd. includes (i) 11,274,334 of the Registrant’s Common Stock, (ii) warrants to purchase up to 130,333 shares of Common Stock with an exercise price of $13.44 per share, each of such warrant is currently exercisable or exercisable within 60 days of December 31, 2022, and (iii) warrants to purchase up to 130,333 shares of Common Stock with an exercise price of $22.40 per share, each of such warrant is currently exercisable or exercisable within 60 days of March 31, 2024.

(3)	Based solely on a Schedule 13G/A filed by the reporting stockholder with the SEC on February 14, 2023.

(4)	Based solely on a Form 4 filed by Mr. Amihay Hadad on December 11, 2023. The number of shares beneficially owned by Mr. Hadad includes warrants to purchase up to 20,000 shares of Common Stock with an exercise price of $0.50 per share, each of such warrant is currently exercisable or exercisable within 60 days of March 31, 2024.

(5)	Based solely on a Form 4 filed by Mr. Shahar Marom on December 11, 2023. The number of shares beneficially owned by Mr. Marom includes warrants to purchase up to 10,000 shares of Common Stock with an exercise price of $0.50 per share, each of such warrant is currently exercisable or exercisable within 60 days of March 31, 2024.

(6)	Based solely on a Form 4 filed by Mr. Yoram Baumann on December 11, 2023. The number of shares beneficially owned by Mr. Baumann includes warrants to purchase up to 75,000 shares of Common Stock with an exercise price of $0.50 per share, each of such warrant is currently exercisable or exercisable within 60 days of March 31, 2024.

(7)	Based solely on a Form 4 filed by Mr. Eliyahu Yoresh on December 11, 2023. The number of shares beneficially owned by Mr. Yoresh includes (i) 10,270 of the Registrant’s Common Stock and (ii) warrants to purchase up to 20,000 shares of Common Stock with an exercise price of $0.50 per share, each of such warrant is currently exercisable or exercisable within 60 days of March 31, 2024.

(8)	Based solely on a Form 4 filed by Mr. Amitay Weiss on December 11, 2023. The number of shares beneficially owned by Mr. Weiss includes (i) 111,111 of the Registrant’s Common Stock and (ii) warrants to purchase up to 20,000 shares of Common Stock with an exercise price of $0.50 per share, each of such warrant is currently exercisable or exercisable within 60 days of March 31, 2024.

(9)	Based solely on a Form 4/A filed by Mr. Liron Carmel on September 29, 2022.

(10)	Represents shares held by L1 Systems Limited (“L1 Systems”) over which shares Mr. Dayan, as sole officer and director of L1 Systems, has voting and dispositive power.

REVERSE STOCK SPLIT

The Majority Stockholders approved by Written Consent to authorize the Board to file an amendment to the Reverse Split Charter Documents with the Secretary of State of Delaware or Nevada, as applicable, in order to effect the Reverse Stock Split. The form of certificate of amendment to the Corporation’s certificate of incorporate, effectuating the Reverse Stock Split is attached to this Proxy Statement as Annex A (“Certificate of Amendment”).

Effective Date

The Majority Stockholders have approved and authorized that the Reverse Stock Split be effectuated before or after the Reincorporation and at such time that the Chief Executive Officer of the Corporation determines. The Corporation will need to file the Reverse Split Charter Documents with the Secretary of State of Delaware or Nevada, as applicable, in order for the Reverse Split Charter Documents to become effective. Under federal securities rules and regulations, the Corporation may not file the Reverse Split Charter Documents until at least 20 calendar days after the mailing or furnishing of this Information Statement to the stockholders. Therefore, the Reverse Split Charter Documents shall be filed with the Secretary of State of Delaware or Nevada, as soon as practicable upon the determination of the Chief Executive Officer, following such 20 calendar day period and following the receipt of the required regulatory approvals from FINRA.

Reverse Stock Split

Pursuant to the Reverse Stock Split, and as determined by the Board in accordance with the authority delegated to it by the Majority Stockholders, every three or up to every six outstanding shares of Common Stock, depending on the Reverse Split Ratio, will be automatically converted, without any further action by the stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split and any fractional shares of Common Stock resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. Such that, each stockholder holding one half of a whole share or more will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split. Each of the Corporation’s outstanding options and warrants to purchase shares of Common Stock shall be adjusted in accordance with the Reverse Split Ratio. The Reverse Stock Split shall not change the par value of the Common Stock, nor will it adjust the number of authorized shares of Common Stock under the Corporation’s current certificate of incorporation, which, as of the date hereof, is 490,000,000 shares of Common Stock.

Reasons for the Reverse Stock Split

The Reverse Stock Split is needed in order to allow the Corporation to pursue a listing of its Common Stock on a national securities exchange, such as The Nasdaq Stock Market LLC or NYSE American. The Corporation believes that an uplisting of its Common Stock to a national securities exchange will make the Common Stock more attractive to a broader range of investors than its current listing on the OTC Market, Pink Tier. We believe that the Reverse Stock Split is the Corporation’s best option to meet one of the sets of criteria generally required to obtain an initial listing on a national securities exchange. For example, The Nasdaq Stock Market LLC requires, among other criteria, an initial bid price of least $4.00 per share or a closing price of $3.00 per share (or, if certain other conditions are met, which may not apply to us, an initial bid price of $2.00 per share) and the NYSE American requires, among other criteria, an initial bid price of at least $3.00 per share (or, if certain other conditions are met, which may not apply to us, an initial bid price of $2.00 per share), depending on the other quantitative listing standards that are met in connection with the initial listing. Following an initial listing, The Nasdaq Stock Market LLC also requires that a listed company maintain a bid price of at least $1.00 per share and the NYSE American will normally consider suspending from listing a security selling for a substantial period of time at a low price per share, which generally is a minimum average share price of $0.20 over a 30-day trading period. On June 9, 2024, the last reported sale price of the Common Stock on the OTC Market, Pink Tier was $0.046 per share. A decrease in the number of outstanding shares of the Common Stock resulting from the Reverse Stock Split should, absent other factors, increase the per share market price of the Common Stock, although the Corporation cannot provide any assurance that the minimum bid price of the Common Stock would remain over the minimum bid price requirement of The Nasdaq Stock Market LLC, NYSE American or such other national securities exchange on which the Common Stock may be listed, following the Reverse Stock Split and until such time that the Corporation submits its initial listing application to a national securities exchange.

Effect of the Reverse Stock Split

The principal effect of the Reverse Stock Split will be a decrease in the number of shares of Common Stock issued and outstanding from 14,920,585 shares of Common Stock as of June 9, 2024, to approximately 2,489,017 shares of Common Stock upon the consummation of the Reverse Stock Split, assuming the maximum Reverse Split Ratio of 1-for-6 is implemented. The Reverse Stock Split will affect all stockholders of the Corporation uniformly and will not affect any stockholders’ percentage ownership interest in the Corporation or proportionate voting power, except to the extent that the Reverse Stock Split results in any stockholder holding a fractional share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split, and any fractional shares of Common Stock resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. Such that each stockholder holding one half a whole share or more will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. Each of the Corporation’s outstanding options and warrants to purchase shares of Common Stock shall be adjusted in accordance with the ratio of the Reverse Stock Split. The Reverse Stock Split shall not change the par value of the Common Stock, nor will it adjust the number of authorized shares of Common Stock under the Corporation’s current certificate of incorporation, which, as of the date hereof, is 490,000,000 shares of Common Stock. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Corporation. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. The Corporation will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split is expected to be treated as a tax free reorganization under the Internal Revenue Code.

Certain Risks Associated with Reverse Stock Split

Stockholders should recognize that each such stockholder will own a lesser number of Common Stock than such stockholder presently owns. While the Corporation hopes that the Reverse Stock Split will result in an increase in the potential stock price of the Common Stock, the Corporation cannot assure each stockholder that the Reverse Stock Split will increase the potential stock price of the Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of the Common Stock decline, the percentage decline as an absolute number and as a percentage of the Corporation’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of the Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, the Corporation cannot assure each stockholder that the Reverse Stock Split will achieve the desired results that have been outlined above.

Fairness of the Process

The Board did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the terms of the Reverse Stock Split.

Street Name Holders of Common Stock

The Corporation intends for the Reverse Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by the stockholders. The Corporation’s transfer agent will adjust the record books of the Corporation to reflect the Reverse Stock Split as of the Effective Date. New certificates will not be mailed to the stockholders.

Reincorporation in Nevada

For more information about the contemplated Reincorporation, please read the information statement filed with the SEC on February 5, 2024.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the Reverse Stock Split under the DGCL, our Certificate of Incorporation, or our Bylaws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No officer or director or any associate of any such person has any substantial interest, direct or indirect, in the matters acted upon by our Board and stockholders, other than in such role as a stockholder, officer or director.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. The Corporation may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Corporation will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Corporation should direct the additional copy of the Information Statement, to Viewbix Inc., 11 Derech Menachem Begin Street, Ramat Gan, Israel 5268104 or by calling the Corporation at +972 9-774-1505.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Corporation to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Corporation at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Corporation to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Corporation’s principal executive offices.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “intends,” “believes,” “will,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Corporation has provided in this Information Statement. The Corporation has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Corporation is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, information statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q, as well as amendments to those reports, with the SEC. These reports and other information filed by the Corporation are available free of charge through the SEC’s website at www.sec.gov. They are also available through our website at https://www.viewbix.com/investors/. Information available on or accessible through our website is not incorporated by reference into this Information Statement.

By Order of the Board of Directors

/s/ Yoram Bauman
Yoram Bauman
Chairman of the Board of Directors

, 2024

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF VIEWBIX INC

Viewbix Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.

Section IV of the Corporation’s certificate of incorporation shall be amended to include the following:

“Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each [______] (___) shares of the Corporation’s common stock, par value $0.0001 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation or the par value which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

2.	This Certificate of Amendment, which amends, restates and further integrates the certificate of incorporation of the Corporation as heretofore in effect, has been approved by the Board of Directors of the Corporation (the “Board”) in accordance with Sections 242 and 245 of the DGCL, and has been adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

IN WITNESS WHEREOF, Viewbix Inc. has caused this Certificate of Amenment to be signed by a duly authorized office of the Corporation, on ____________, 2024.

Viewbix Inc., a Delaware corporation

By:
Name:
Title:

[Signature Page to Viewbix Inc. Certificate of Amendment]